                                                                    EXHIBIT 21.1

                     COLTEC INDUSTRIES INC AND SUBSIDIARIES
                            PARENTS AND SUBSIDIARIES
                               DECEMBER 31, 1996

     Set forth below is a list of Coltec's principal subsidiaries. All such subsidiaries are consolidated in Coltec's Consolidated Financial Statements.

                                                                                                PERCENTAGE OF
                                                                                                    VOTING
                                                                               STATE OR           SECURITIES
                                                                             JURISDICTION        OWNED BY ITS
NAME                                                                        WHERE ORGANIZED    IMMEDIATE PARENT
-------------------------------------------------------------------------   ---------------    ----------------
Apollo Insurance Company.................................................   Vermont                  100
CII Holdings Inc.........................................................   Delaware                 100
Coltec Aerospace Canada Ltd..............................................   Canada                    89*
Coltec Canada Inc........................................................   Delaware                 100
Coltec (Great Britain) Limited...........................................   United Kingdom           100
Coltec Holdings Inc......................................................   Delaware                 100
Coltec Industrial Products Inc...........................................   Delaware                 100
Coltec do Brasil Produtos Industriais Ltda...............................   Brazil                    89*
Coltec Industries Pacific Pte Ltd........................................   Singapore                100
Coltec International Services Co.........................................   Delaware                 100
Delavan-Delta, Inc.......................................................   Tennessee                100
Delavan Inc..............................................................   Iowa                     100
Delavan Limited..........................................................   United Kingdom           100
Garlock Bearings Inc.....................................................   Delaware                  80
Garlock de Mexico, S.A. de C.V...........................................   Mexico                    65.7
Garlock GmbH.............................................................   Germany                  100
Garlock (Great Britain) Ltd..............................................   United Kingdom           100
Garlock Inc..............................................................   Ohio                     100
Garlock of Canada Ltd....................................................   Ontario, Canada          100
Garlock Overseas Corporation.............................................   Delaware                 100
Garlock Pty. Limited.....................................................   Australia                 80
Garlock, S.A.............................................................   Panama                   100
Garrison Litigation Management Group, Ltd................................   Rhode Island              93
Holley Automotive Group Limited..........................................   United Kingdom           100
Holley Automotive Systems GmbH...........................................   Germany                  100
Holley Performance Products Inc..........................................   Delaware                 100
Liard S.A................................................................   France                   100
Louis Mulas, Sucs., S.A. de C.V..........................................   Mexico                    65.7
Menasco Aerosystems Inc..................................................   Delaware                 100
Menasco-Krosno Ltd.......................................................   Poland                    73
Stemco Inc...............................................................   Texas                    100
The Anchor Packing Company...............................................   Delaware                 100
Walbar Inc...............................................................   Delaware                 100


------------------

*11% owned by another subsidiary

     The names of certain other subsidiaries of Coltec have been omitted from the list above because such unnamed subsidiaries considered in the aggregate as a single subsidiary would not constitute a significant subsidiary.

                                      E-2